EXHIBIT  5  -  LEGAL  OPINION

                               Charles W. Barkley
                                Attorney at law

6201  Fairview  Road                                      (704)  892-2748
Suite  200                                                (704)  892-6487  (fax)
Charlotte,  NC  28210
cbarkley@yourincorporation.com
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October  26,  2004

Board  of  Directors
South  Street  Ventures  VII,  Inc.
6201  Fairview  Road,  Suite  200
Charlotte,  NC  28210

Re:  1,290,000  Shares  to  be  Registered  on  Form  SB-2  (the "Shares")

Gentlemen:

We have acted as counsel for South Street Ventures VII, Inc., a North Carolina corporation (the "Company"), in connection with the registration of the Shares described in the prospectus of the Company dated _____, 2004 (the "Prospectus"), contained in the Registration Statement on Form SB-2 (the "Registration Statement") of the Company. In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Certificate of Incorporation of the Company, as amended to date;
(b) By-laws of the Company, as amended to date; (c) Information from the Secretary of State of the State of North Carolina, dated as of a recent date, to the effect that the Company is duly incorporated and in good standing in the State of North Carolina; (d) Share Certificates of the Company; and (e) The Registration Statement.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, the jurisdiction of its incorporation, and has full



Board  of  Directors
October  26,  2004
Page  2.



corporate power and authority to own its properties and conduct business as described in the Registration Statement.

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, with a par value of $.001 per share, of which there are outstanding 1,000,000 shares. Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

The opinions expressed herein are based on federal corporate laws and the laws of the State of North Carolina.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.



                         Very  truly  yours,

                         /s/  Charles  W.  Barkley
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                         Charles  W.  Barkley